Exhibit 99.(e)(1)(d)

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This third amendment (the “Amendment”) to the ETF Distribution Agreement effective as of May 31, 2017 as novated (the “Agreement”), by and between Victory Portfolios II (“Fund Company”), and Foreside Fund Services, LLC (“Distributor”), is entered into as of May 12, 2020 (the “Effective Date”).

WHEREAS, Fund Company and Distributor (the “Parties”) desire to amend the Agreement to revise Exhibit A to the Agreement by updating the fund list to add 1 fund:  VictoryShares NASDAQ Next 50 ETF; and

WHEREAS, pursuant to Section 8(b) of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, the Parties hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FORESIDE FUND SERVICES, LLC		VICTORY PORTFOLIOS II

By:	/s/ Mark A. Faribanks	By:	/s/ Christopher Dyer
	Mark A. Fairbanks, Vice President		Christopher K. Dyer, President

EXHIBIT A

to the

ETF DISTRIBUTION AGREEEMENT

between

VICTORY PORTFOLIOS II

and

FORESIDE FUND SERVICES, LLC

Novated on May 31, 2017

Fund List

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares Dividend Accelerator ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares Global Multi-Factor Minimum Volatility ETF*

VictoryShares International High Div Volatility Wtd ETF

VictoryShares International Multi-Factor Minimum Volatility ETF*

VictoryShares International Volatility Wtd ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Large Cap High Div Volatility Wtd ETF

VictoryShares US Multi-Factor Minimum Volatility ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares USAA MSCI USA Value Momentum ETF

VictoryShares USAA MSCI USA Small Cap Value Momentum ETF

VictoryShares USAA MSCI International Value Momentum ETF

VictoryShares USAA MSCI Emerging Markets Value Momentum ETF

VictoryShares USAA Core Short-Term Bond ETF

VictoryShares USAA Core Intermediate-Term Bond ETF

VictoryShares NASDAQ Next 50 ETF*

Current as of May 12, 2020

*Pending Launch